PRICING SUPPLEMENT NO. 26                                         Rule 424(b)(3)
DATED: April 20, 2006                                        File No. 333-121744
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)

                                 $12,410,781,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $250,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 04/25/2006  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 04/25/2007        CUSIP#: 073928Q55

Option to Extend Maturity:       No   [x]
                                 Yes  [ ]     Final Maturity Date:


                                        Optional    Optional
                           Redemption   Repayment   Repayment
           Redeemable On    Price(s)     Date(s)    Price(s)
           -------------   ----------   ---------   ---------
                N/A            N/A         N/A         N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                 Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate          Minimum Interest Rate:  N/A

[ ]   Federal Funds Effective Rate

[ ]   Federal Funds Open Rate        Interest Reset Date(s): Daily

[ ]   Treasury Rate                  Interest Reset Period: Daily

[ ]   LIBOR Reuters                  Interest Payment Date(s): *

[ ]   LIBOR Telerate

[x]   Prime Rate +

[ ]   CMT Rate

Initial Interest Rate: 4.82%         Interest Payment Period: Quarterly

Index Maturity: N/A

Spread (plus or minus): -2.93%

+     Prime Rate as reported on Telerate Page 5 under the heading "Bank
      Rates/Prime."

* On July 25, 2006 and on the 25th of October, January, April and July thereafter, up to and including the maturity date.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.